Exhibit 5.01


                                                      September 6, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

I refer to the proposed issue and sale of up to $150,000,000 principal amount of Medium-Term Notes (the "Notes"), to be issued from time to time, by Public Service Company of North Carolina, Incorporated, a South Carolina corporation (the "Company"), with respect to which the Company has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and Rule 415 thereof.

     In connection therewith, I have examined (a) the Registration Statement, including the exhibits which the Company proposes to file (the "Registration Statement"), to which this opinion is an exhibit; (b) the Indenture dated as of January 1, 1996, as amended and supplemented (the "Indenture"), made by the Company, successor to Public Service Company of North Carolina, Incorporated, a North Carolina corporation, to First Union National Bank, formerly First Union National Bank of North Carolina, as Trustee, incorporated by reference in the Registration Statement; and (c) such other corporate documents, proceedings and questions of law as I have considered necessary.

     Based on the foregoing, I am of the opinion that, with respect to the Notes, when (a) the Registration Statement, and any subsequent amendments thereto, have become effective under the Securities Act of 1933, as amended, (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (c) the Board of Directors of the Company has authorized the issuance and sale of the Notes, (d) a pricing supplement relating to the Notes has been filed with the Securities and Exchange Commission, (e) any required approvals relating to the Notes by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, shall have been granted, (f) the Fourth Amendment Indenture shall have been executed and delivered to the parties thereto, and (g) the Notes have been duly executed, authenticated, issued and delivered in accordance with the corporate authorizations aforesaid, the Notes will be duly authorized and will constitute legal, valid and binding obligations of the Company, subject as to enforceability to applicable bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights generally and general equitable principles, and will be entitled to the benefits and security of the Indenture.

I hereby consent to filing of this opinion with the Registration Statement and to the use of my name under the caption "Validity of the Notes" included therein.

                               Sincerely,


                               s/H. Thomas Arthur
                               H. Thomas Arthur
                               Senior Vice President, General Counsel
                               and Assistant Secretary